                                                          Exhibit No. EX-99.d.21

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  made as of the  _____day of  ___________,  2007,  by and between
AssetMark Investment Services, Inc., a California corporation ("AssetMark"), and
Research  Affiliates,  LLC, a California  limited liability  company  ("Research
Affiliates").

     WHEREAS,  AssetMark  and  Research  Affiliates  are  registered  investment advisers  under the  Investment  Advisers Act of 1940, as amended (the "Advisers
Act"), and engage in the business of providing investment advisory services.

     WHEREAS, AssetMark has been retained to act as investment adviser to manage the  assets of  AssetMark  Funds  (the  "Trust"),  a  Delaware  statutory  trust registered  with the U.S.  Securities and Exchange  Commission (the "SEC") as an
open-end management investment company under the Investment Company Act of 1940, as amended  (the "1940  Act"),  pursuant  to an  Investment  Advisory  Agreement originally dated October 20, 2006 (the "Advisory Agreement"). The Trust consists of separate series of shares, with each having its own investment objectives and policies, and is authorized to create additional series in the future.

     WHEREAS,   the  Advisory  Agreement  permits  AssetMark,   subject  to  the
supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act.

     WHEREAS,  Research  Affiliates  has  developed  and may continue to develop proprietary  securities  indexes  created and weighted based on accounting  data
(including but not limited to total income,  book equity value,  total sales and gross dividends) of the underlying  companies issuing the securities,  which are known as Research Affiliates' Fundamental Index(TM)("RAFI(TM)") indexes.

     WHEREAS,   AssetMark  desires  to  retain  Research  Affiliates  to  assist
AssetMark in the provision of a continuous investment program for one or more of the  Trust's  series  (each a "Fund")  which  will be managed  according  to the
RAFI(TM)approach,  and Research  Affiliates is willing to render such  services, subject to the terms and  conditions  set forth in this  Agreement.  The parties recognize that a separate sub-advisor,  as opposed to Research Affiliates,  will be hired by AssetMark to be responsible for implementing  the Funds'  investment strategy and effecting related securities transactions.

     WHEREAS,  Research Affiliates  possesses  confidential and proprietary data
and  technical   information   relating  to  the  systems,   devices,   methods,
information,   results,   data,   materials,   or  technology  embodied  in  its
RAFI(TM)approach  to  index  and  portfolio  construction.  One  version  of the
RAFI(TM)approach  is directed to standard  or passive  indexes  which  AssetMark
understands   and  agrees  that   Research   Affiliates   has  granted  to  FTSE
International  Limited ("FTSE") a world-wide  exclusive license to calculate and publish passive  RAFI(TM)indexes,  subject to Research Affiliates  retaining the
right  to  use  and  to  license   RAFI(TM)for  active  or  enhanced  investment
strategies.  The  AssetMark  Fundamental  Index Funds are  structured to seek to invest in  companies  within  the  enhanced  versions  of  RAFI(TM),  as further described in the  Preliminary  Prospectus  for the AssetMark  Fundamental  Index
Funds filed with the Securities and Exchange Commission on January 31, 2007.

     WHEREAS,  Research Affiliates is the owner of certain intellectual property rights directed to the RAFI(TM)approach.

     WHEREAS,  Research  Affiliates  and AssetMark both desire to have AssetMark incorporate the enhanced version of the RAFI(TM)approach in AssetMark's creation
and   management   of   fundamental   index   funds   (each   such   Fund  is  a
"RAFI(TM)Portfolio" and, collectively, the "RAFI Portfolios").

     WHEREAS,  AssetMark  desires  to  acquire  from  Research  Affiliates,  and
Research   Affiliates  desires  to  grant  to  AssetMark,   rights  to  Research
Affiliates' enhanced version of the RAFI(TM)approach.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.

     (a)  AssetMark  hereby  appoints  Research  Affiliates to act as investment adviser for and to provide  investment  advice  regarding the  management of the
RAFI(TM)Portfolios,  subject to the  supervision  of AssetMark  and the Board of
Trustees of the Trust, and subject to the terms of this Agreement;  and Research
Affiliates  hereby  accepts  such  appointment.   In  such  capacity,   Research
Affiliates  shall be responsible for providing  investment  advice regarding the management of the  RAFI(TM)Portfolios  consistent with the  RAFI(TM)approach and the  Funds'  related  investment  policies,  all  as  described  in  the  Funds'
prospectus and statement of additional information as currently in effect and as amended from time to time (collectively referred to as the "Prospectus"),  which advice shall include the provision of  information  regarding  target  portfolio structure,  growth  and  value  characteristics  of the  securities  within  the relevant indices, and advice regarding the minimization of index tracking error.
Research  Affiliates  agrees to  exercise  the same  degree  of skill,  care and diligence in performing its services under this Agreement as Research Affiliates exercises  in  performing  advisory  services  with  respect to other  fiduciary accounts for which Research Affiliates has investment responsibilities, and that a prudent manager would exercise under the circumstances.

     2. Duties of Research Affiliates.

     (a) Investments.  Research Affiliates is hereby authorized and directed and hereby  agrees,  subject  to the  stated  investment  objectives,  policies  and restrictions of each Fund as set forth in such Fund's  Prospectus and subject to the  directions  of  AssetMark  and the Trust's  Board of  Trustees,  to provide investment  advice and guidance  necessary for AssetMark,  or any duly appointed sub-advisor,  to purchase,  hold and sell investments for the RAFI(TM)Portfolios and  Research  Affiliates  agrees to monitor  such  investments  on a continuous basis.  In providing  these  services,  Research  Affiliates will provide advice necessary  to conduct  an ongoing  program of  investment,  evaluation  and,  if appropriate,  sale and reinvestment of the RAFI(TM)Portfolio's assets. AssetMark agrees to provide Research  Affiliates  information  concerning:  (i) each Fund;
(ii) its assets available or to become  available for investment;  and (iii) the conditions  of  a  Fund's  or  the  Trust's  affairs  as  relevant  to  Research
Affiliates.

     (b) Compliance with  Applicable  Laws,  Governing  Documents and Compliance
Procedures.  In the  performance  of  its  duties  and  obligations  under  this
Agreement,  Research  Affiliates  shall,  with  respect  to the  services  to be performed  hereunder (i) act in conformity  with: (A) the Trust's  Agreement and
Declaration  of  Trust  (the  "Declaration  of  Trust")  and  By-Laws;  (B)  the
Prospectus; (C) the policies and procedures for compliance by the Trust with the
Federal  Securities  Laws (as that term is defined in Rule 38a-1  under the 1940
Act)  provided  to  Research   Affiliates   (together,   the  "Trust  Compliance
Procedures");  and (D) the instructions and directions  received in writing from
AssetMark  or the  Trustees of the Trust;  and (ii) conform to, and comply with, the  requirements  of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered  investment  companies' and Research Affiliates' duties under this  Agreement.  AssetMark  will  provide  Research  Affiliates  with any materials or information  that Research  Affiliates  may  reasonably  request to enable it to perform its duties and obligations under this Agreement.

     AssetMark  will  provide  Research  Affiliates  with  reasonable  (30 days)
advance  notice,  in  writing,  of:  (i)  any  change  in  a  Fund's  investment objectives,  policies and  restrictions  as stated in the  Prospectus;  (ii) any change to the Declaration of Trust or By-Laws;  and (iii) any material change in the Trust Compliance Procedures;  and Research Affiliates, in the performance of its duties and obligations under this Agreement, shall provide investment advice with regard to the RAFI(TM)Portfolios  consistently with such changes,  provided
Research  Affiliates has received such prior notice of the effectiveness of such changes from the Trust or AssetMark. In addition to such notice, AssetMark shall provide to Research Affiliates a copy of a modified Prospectus and copies of the revised Trust  Compliance  Procedures,  as applicable,  reflecting such changes.
Research Affiliates hereby agrees to provide to AssetMark in a timely manner, in writing,  such information  relating to Research Affiliates and its relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in  the  Trust's  registration  statement  on  Form  N-1A,  or  otherwise  as reasonably requested by AssetMark.

     In order to assist the Trust and the Trust's Chief Compliance  Officer (the
"Trust CCO") to satisfy the requirements  contained in Rule 38a-1 under the 1940
Act,  Research  Affiliates  shall provide to the Trust CCO: (i) direct access to
Research  Affiliates'  chief compliance  officer and/or an appropriate  designee
(the "Research  Affiliates CCO"), as reasonably requested by the Trust CCO; (ii)
a completed quarterly informational questionnaire regarding Research Affiliates'
compliance  program and  participation  in a quarterly  telephone  call with the
Trust CCO to discuss the responses on the questionnaire; (iii) quarterly reports confirming  that  Research  Affiliates  has complied  with the Trust  Compliance
Procedures   in  managing   the   RAFI(TM)   Portfolios;   and  (iv)   quarterly
certifications  whether there were any Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures related to Research Affiliates' management of the RAFI(TM)Portfolio.

     (c)  Research  Affiliates  Compliance  Policies  and  Procedures.  Research
Affiliates  shall  promptly  provide the Trust CCO with copies of: (i)  Research
Affiliates'  policies and procedures for compliance by Research  Affiliates with the Federal  Securities  Laws  (together,  the "Research  Affiliates  Compliance
Procedures"),  and (ii) any material changes to Research  Affiliates  Compliance
Procedures.  Research  Affiliates shall cooperate fully with the Trust CCO so as to facilitate the Trust CCO's  performance  of the Trust CCO's  responsibilities under Rule 38a-1 to review, evaluate and report to the Trust's Board of Trustees on the  operation  of  Research  Affiliates  Compliance  Procedures,  and  shall promptly  report to the Trust CCO any Material  Compliance  Matter arising under
Research  Affiliates  Compliance  Procedures  involving the  RAFI(TM)Portfolios.
Research  Affiliates  shall  provide to the Trust  CCO:  (i)  quarterly  reports confirming Research Affiliates'  compliance with Research Affiliates  Compliance
Procedures  in managing , the  RAFI(TM)Portfolio  and (ii)  certifications  that there were no Material  Compliance  Matters involving  Research  Affiliates that
arose  under  Research  Affiliates   Compliance  Procedures  that  affected  the
RAFI(TM)Portfolios.  At least  annually,  Research  Affiliates  shall  provide a certification  to the Trust CCO to the effect that  Research  Affiliates  has in place and has implemented  policies and procedures that are reasonably  designed to ensure compliance by Research Affiliates with the Federal Securities Laws.

     (d) Voting of Proxies.  Unless  otherwise  instructed  by  AssetMark or the
Trust,   Research   Affiliates   shall  not  have  the  power,   discretion   or
responsibility to vote, either in person or by proxy, securities in which a Fund may be  invested  from  time  to  time,  and  shall  not  be  required  to  seek instructions from AssetMark, the Trust or a Fund.

     (e) Agent.  Subject to any other written  instructions  of AssetMark or the
Trust, Research Affiliates is hereby appointed AssetMark's and the Trust's agent and attorney-in-fact for the limited purposes of communicating investment advice regarding  the Funds to  AssetMark  or, at the  direction of  AssetMark,  to any sub-advisor,  broker,  dealer,  counterparty and other person in connection with the management of the RAFI(TM) Portfolios.

     (f) Brokerage. Research Affiliates will not have discretion or authority to place  orders  for  securities  transactions  for a Fund  pursuant  to  Research
Affiliates'  investment  advice  relating to the Fund.  Instead,  AssetMark or a separate  sub-advisor  will exercise such brokerage  discretion and will perform the brokerage and trading activity  necessary to implement the Fund's investment strategy.  Research  Affiliates  will use its best  efforts  to  cooperate  with
AssetMark or other  sub-advisor  in support of their  efforts to  implement  the
Fund's investment strategy,  including engaging in discussions,  as appropriate, regarding the investment and  reinvestment of the assets in the Fund's portfolio and the related trading strategies.

     Research  Affiliates  acknowledges  that  brokers  or  dealers  may  not be compensated  for any promotion or sale of Fund shares by directing to the broker or dealer:  (i) portfolio  securities  transactions on behalf of a Fund; or (ii)
any  remuneration,  including  but  not  limited  to  any  commission,  mark-up, mark-down or other fee (or portion thereof) received or to be received from such portfolio transactions effected through any other broker (including a government securities  broker) or dealer  (including  a  municipal  securities  dealer or a government securities dealer).

     (g)  Securities  Transactions.  In no  instance  will any Fund's  portfolio securities be purchased  from or sold to  AssetMark,  Research  Affiliates,  the
Trust's principal underwriter, or any affiliated person of the Trust, AssetMark,
Research Affiliates or the Trust's principal underwriter, acting as principal in the  transaction,  except to the extent  permitted  by the SEC and the 1940 Act, including Rule 17a-7 thereunder.

     With  respect  to each RAFI  Portfolio  for which it serves as  sub-adviser under this agreement,  Research Affiliates agrees that it shall not consult with any sub-adviser of another AssetMark Fund regarding  securities  transactions of such RAFI Portfolio.

     Research Affiliates hereby represents that it has implemented  policies and procedures  that will prevent the  disclosure by it, its employees or its agents of the Trust's portfolio  holdings to any person or entity other than AssetMark, the Trust's custodian or other persons expressly designated by AssetMark.

     (h) Code of  Ethics.  Research  Affiliates  hereby  represents  that it has adopted  policies and procedures and a code of ethics that meet the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.  Copies of  such  policies  and  procedures  and  code of  ethics  and  any  changes  or supplements  thereto shall be delivered to AssetMark and the Trust. Any material violation  of such  policies and  procedures  and code of ethics by personnel of
Research  Affiliates,  the sanctions imposed in response thereto, and any issues arising under such policies and  procedures and code of ethics shall be reported to AssetMark and the Trust at the times and in the format  reasonably  requested by AssetMark and the Board of Trustees.

     (i) Books and Records. Research Affiliates shall maintain separate detailed records of all matters pertaining to the Fund,  including,  without  limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule
31a-2 promulgated under the 1940 Act that are prepared or maintained by Research
Affiliates  on behalf of the  Trust  are the  property  of the Trust and will be surrendered  promptly to the Trust upon  request.  Research  Affiliates  further agrees to preserve for the periods  prescribed  in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

     (j) Information  Concerning the RAFI(TM)Portfolios and Research Affiliates.
From time to time as AssetMark,  any  sub-advisors or consultants  designated by
AssetMark  or the  Trust may  request,  Research  Affiliates  will  furnish  the requesting  party  reports  on the  RAFI(TM)Portfolios,  all in such  detail  as
AssetMark,  its  consultant(s)  or the Trust may  reasonably  request.  Research
Affiliates will provide AssetMark with information  (including  information that is required to be disclosed  in the  Prospectus)  with respect to the  portfolio managers  responsible for the  RAFI(TM)Portfolios,  any changes in the portfolio managers  responsible for the  RAFI(TM)Portfolios,  any material  changes in the ownership  or  management  of Research  Affiliates,  or material  changes in the control  of  Research  Affiliates.  Research  Affiliates  will  promptly  notify
AssetMark  of any pending  investigation,  material  litigation,  administrative proceeding or any other significant regulatory inquiry. Upon reasonable request,
Research  Affiliates will make available its officers and employees to meet with the Trust's Board of Trustees to review the RAFI(TM)Portfolios.

     (k)  Valuation of the  RAFI(TM)Portfolios.  Research  Affiliates  agrees to monitor the RAFI(TM)  Portfolios and to notify  AssetMark or its designee on any day that Research  Affiliates  determines that a significant  event has occurred with  respect  to one or more  securities  held in  .the  RAFI(TM)Portfolio.  As requested by AssetMark or the Trust's Valuation  Committee,  Research Affiliates
hereby agrees to provide additional assistance to the Valuation Committee of the
Trust, AssetMark and the Trust's pricing agents in valuing the Fund portfolio as it relates to  RAFI(TM).  Such  assistance  may  include  fair value  pricing of portfolio securities, as requested by AssetMark. Research Affiliates agrees that it will act, at all times, in accordance with the Trust's procedures for valuing portfolio securities, and will provide such certifications or sub-certifications relating to its compliance  with the Trust's  procedures  for valuing  portfolio securities  as reasonably  may be requested,  from time to time, by AssetMark or the Trust.

     Research  Affiliates  also will  provide such  information  or perform such additional  acts  as are  customarily  performed  by a  sub-advisor  and  may be required  for a Fund or AssetMark  to comply with their  respective  obligations under applicable federal securities laws,  including,  without  limitation,  the
1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended
(the "1933 Act") and any rule or regulation thereunder.

     (l) Historical  Performance  Information.  To the extent agreed upon by the parties,  Research Affiliates will provide the Trust with historical performance information on similarly managed  investment  companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

     (m) Regulatory  Examinations.  Research  Affiliates will cooperate promptly and fully  with  AssetMark  and/or  Trust in  responding  to any  regulatory  or compliance examinations or inspections (including information requests) relating to the Trust,  a Fund or AssetMark  brought by any  governmental  or  regulatory authorities having appropriate jurisdiction (including,  but not limited to, the
SEC).

     3. Definitions. As used in this Agreement:

     (a)  "Territory"  shall  mean  the  United  States,   its  territories  and
possessions.

     (b)  "Know  How"  shall  mean  Research   Affiliates'  present  and  future
specialized,  novel, and unique techniques,  inventions,  practices,  knowledge, trade secrets, skill,  experience,  and other proprietary information related to the enhanced version of the RAFI(TM)approach.

     (c) "Field of Use" shall mean the five  series of the Trust  designated  as
AssetMark Fundamental Index(TM)Funds, as described in the Preliminary Prospectus filed with the  Securities  and Exchange  Commission by AssetMark on January 31,
2007.

     4. License Grant.

     (a) Research  Affiliates grants to AssetMark a non-exclusive  license under the Know How, within the Field of Use, to use the RAFI(TM)approach in accordance with the terms of this  Agreement.  AssetMark  shall not have the right to grant further  sub-licenses or assign or otherwise  transfer to third parties,  either directly or  indirectly,  any part of the rights granted  hereunder  without the express  written  approval of Research  Affiliates,  which  approval shall be at
Research   Affiliates  sole  and  exclusive   discretion.   The  parties  hereto
acknowledge and agree that AssetMark's use of Russell  Implementation  Services,
Inc.  as   sub-advisor   to   implement   the   investment   strategy   for  the
RAFI(TM)Portfolios  (or other sub-advisor  reasonably acceptable to the parties)
shall not violate the provisions of this  restriction.  Any attempt by AssetMark
to  violate  this   restriction   shall  subject  this  Agreement  to  immediate
termination by Research Affiliates.

     (b)  AssetMark   acknowledges   that  the  rights  granted   hereunder  are
non-exclusive  and that  Research  Affiliates  shall retain the right to license versions of the RAFI(TM)approach to third parties at its sole discretion.

     5.  Independent  Contractor.  In the  performance of its duties  hereunder,
Research  Affiliates  is and shall be an  independent  contractor,  and,  unless otherwise  expressly provided herein or otherwise  authorized in writing,  shall have no authority to act for or represent a Fund,  the Trust or AssetMark in any way or otherwise be deemed an agent of a Fund, the Trust or AssetMark.

     6.  Services to Other  Clients.  Other than as  described  herein,  nothing herein  contained  shall  limit  the  freedom  of  Research  Affiliates  or  any affiliated  person  or  entity  of  Research  Affiliates  to  render  investment advisory,  supervisory and other services to other investment companies,  to act as  investment  adviser  or  investment  counselor  to other  persons,  firms or corporations,  or to engage in other business activities.  It is understood that
Research  Affiliates  may give advice and take action for its other clients that may differ from advice  given,  or the timing or nature of action  taken,  for a
Fund.

     7. Expenses.  During the term of this Agreement,  Research  Affiliates will pay all expenses  incurred by it in connection  with its  activities  under this
Agreement other than the costs of securities,  commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise  disposed of for a Fund.
Research Affiliates,  at its sole expense, shall employ or associate itself with such persons as it believes to be particularly fit to assist it in the execution of its duties under this Agreement.  The Trust or AssetMark, as the case may be, shall  reimburse  Research  Affiliates  for any  expenses  as may be  reasonably incurred  by Research  Affiliates,  at the request of and on behalf of a Fund or
AssetMark.  Research Affiliates shall keep and supply to the Trust and AssetMark reasonable records of all such expenses.

     8.  Compensation.  For the services  provided and the expenses assumed with respect  to a Fund  pursuant  to this  Agreement,  Research  Affiliates  will be entitled  to the fees  listed  for the  Funds on  Exhibit  A.  Such fees will be computed  daily and payable in arrears no later than the seventh (7th)  business day  following  the end of each  month,  from the Trust on behalf of the  Funds, calculated at an annual rate based on the RAFI(TM) Portfolio's average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     9.  Representations  and  Warranties  of  Research   Affiliates.   Research
Affiliates represents and warrants to AssetMark and the Trust as follows:

     (a) Research  Affiliates is  registered as an investment  adviser under the
Advisers Act.

     (b) Research  Affiliates is a limited  liability company duly organized and validly  existing under the laws of the state of  California,  with the power to own and  possess  its  assets  and  carry  on its  business  as it is now  being conducted.

     (c) The execution,  delivery and performance by Research Affiliates of this
Agreement are within Research  Affiliates'  powers and have been duly authorized by all necessary action,  and no action by or in respect of, or filing with, any governmental  body,  agency or  official  is  required  on the part of  Research
Affiliates for the execution, delivery and performance by Research Affiliates of this  Agreement,  and  the  execution,  delivery  and  performance  by  Research
Affiliates of this  Agreement do not  contravene or constitute a default  under:
(i)  any  provision  of  applicable  law,  rule  or  regulation;  (ii)  Research
Affiliates' governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon Research Affiliates.

     (d) The Form ADV Part II of  Research  Affiliates  previously  provided  to
AssetMark is a true and complete copy of the form and the information  contained therein is accurate and  complete in all material  respects and does not omit to state any material  fact  necessary in order to make the  statements in light of the circumstances under which they are made, not misleading. Research Affiliates will  promptly  provide  AssetMark  and the Trust  with a  complete  copy of all subsequent amendments to its Form ADV Part II when requested by AssetMark.

     (e) Research  Affiliates  represents  and  warrants  that it has the entire right,  title,  and interest in and to the Know How with full authority to grant the license to AssetMark provided in Section 4 of this Agreement.

     (f)  Research  Affiliates  represents  and  warrants  that its grant of the license under Section 4 of this  Agreement  shall not impinge upon the rights of any third party.  Further,  Research Affiliates represents and warrants that has not  granted,  nor shall it grant,  any  rights to any third  party  that  would impinge in any way on the license  granted to AssetMark  under Section 4 of this
Agreement.

     10. Obligations of Research Affiliates.

     (a) Research  Affiliates  shall  communicate  to AssetMark  within ten (10)
days,  after  Research  Affiliates  has adopted them,  all material  changes and improvements made to the then-current enhanced version of the RAFI(TM)approach.

     (b)  During  the term of this  Agreement,  Research  Affiliates  agrees  to provide AssetMark,  upon request by AssetMark,  reasonable  technical assistance and advice as to the enhanced version of the RAFI(TM) approach,  which shall not be unreasonably requested by AssetMark.

     11.  Representations and Warranties of AssetMark.  AssetMark represents and warrants to Research Affiliates and the Trust as follows:

     (a) AssetMark is  registered  as an  investment  adviser under the Advisers
Act;

     (b) AssetMark is a corporation  duly  organized and validly  existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

     (c) The execution,  delivery and performance by AssetMark of this Agreement are within  AssetMark's  powers and have been duly  authorized  by all necessary action on the part of its Board of Directors, and no action by or in respect of, or filing with,  any  governmental  body,  agency or official is required on the part of AssetMark for the  execution,  delivery and  performance by AssetMark of this Agreement, and the execution, delivery and performance by AssetMark of this
Agreement do not contravene or constitute a default under:  (i) any provision of applicable law, rule or regulation;  (ii) AssetMark's governing instruments;  or
(iii) any agreement,  judgment,  injunction,  order,  decree or other instrument binding upon AssetMark;

     (d) AssetMark  acknowledges that it received a copy of Research Affiliates'
Form ADV Part II prior to the execution of this Agreement;

     (e) AssetMark  and the Trust have duly entered into the Advisory  Agreement pursuant to which the Trust  authorized  AssetMark to enter into this Agreement;
and

     (f) AssetMark and the Trust have policies and procedures designed to detect and deter disruptive trading practices, including "market timing," and AssetMark and the Trust each agree that they will  continue  to enforce  and abide by such policies  and  procedures,  as amended  from time to time,  and comply  with all existing and future laws relating to such matters or to the purchase and sale of interests in the Funds generally.

     12. Survival of Representations and Warranties; Duty to Update Information.
All  representations  and warranties  made by Research  Affiliates and AssetMark pursuant to Sections 9 and 11, respectively, of this Agreement shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     13. Liability and Indemnification.

     (a) Liability. The duties of Research Affiliates shall be confined to those expressly set forth  herein,  with respect to the  RAFI(TM)Portfolios.  Research
Affiliates  shall  not be  liable  for any  loss  arising  out of any  portfolio investment  or  disposition  hereunder,  except a loss  resulting  from  willful misfeasance,  bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder,  except as may  otherwise be provided  under  provisions  of  applicable  state law that cannot be waived or modified hereby.

     (b)  Indemnification.  Research Affiliates shall indemnify  AssetMark,  the
Trust and each Fund, and their  respective  affiliates and  controlling  persons
(the "Research Affiliates  Indemnified Persons") for any liability and expenses, which  AssetMark,  the  Trust  or a Fund and  their  respective  affiliates  and controlling  persons  may  sustain as a direct  result of  Research  Affiliates'
willful  misfeasance,  bad faith,  gross negligence or reckless disregard of its duties  hereunder;  provided,  however,  that  Research  Affiliates  Indemnified
Persons  shall not be  indemnified  for any  liability or expenses  which may be sustained as a result of AssetMark's willful misfeasance,  bad faith, negligence or reckless disregard of it's duties hereunder.

AssetMark  shall  indemnify   Research   Affiliates,   its  affiliates  and  its
controlling persons (the "AssetMark Indemnified Persons"), for any liability and expenses,  howsoever arising from, or in connection with,  AssetMark's breach of this Agreement,  or its representations and warranties herein, or as a result of
AssetMark's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law; provided,  however, that
AssetMark  Indemnified  Persons  shall not be  indemnified  for any liability or expenses  which may be  sustained  as a result of Research  Affiliates'  willful
misfeasance,   bad  faith,  negligence  or  reckless  disregard  of  its  duties hereunder.

     14. Duration and Termination.

     (a) Duration. This Agreement,  unless sooner terminated as provided herein, shall for the Funds  listed on Exhibit A attached  hereto  remain in effect from the later of the date of execution or Board  approval as required under the 1940
Act (the  "Effective  Date"),  until  two years  from the  Effective  Date,  and thereafter,  for periods of one year, so long as such continuance  thereafter is specifically approved at least annually:  (i) by the vote of a majority of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement,  cast in person at a meeting called for the purpose of voting on such approval; and (ii) by the Trustees of the Trust, or by the vote of a majority of the  outstanding  voting  securities  of each Fund  (except  as such vote may be unnecessary  pursuant to relief granted by an exemptive order from the SEC). The foregoing  requirement  that  continuance  of this  Agreement  be  "specifically approved at least annually"  shall be construed in a manner  consistent with the
1940 Act and the rules and regulations thereunder.

     (b)  Termination.  This  Agreement  may be terminated as to any Fund at any time,  without  the payment of any penalty by: (i) the vote of a majority of the
Trustees  of the Trust or by the vote of a majority  of the  outstanding  voting securities of the Fund, on not more than sixty days written  notice to AssetMark and Research Affiliates; (ii) AssetMark; or (iii) Research Affiliates,  provided such  termination  is  effective  as of the  time of any  renewal  and  Research
Affiliates  provides not less than 30 days written  notice to AssetMark  and the
Trust.  This  Agreement may also be terminated as to any Fund at any time by any party hereto  immediately  upon written notice to the other parties in the event of a breach of any material provision to this Agreement by any of the parties.

     This Agreement shall not be assigned and shall terminate  automatically  in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or SEC no-action  letter provided  pursuant to the 1940
Act, or upon the termination of the Advisory Agreement.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     15.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such  approval  is  required  by  applicable  law,  and (c) unless otherwise  permitted  pursuant to  exemptive  relief  granted by the SEC or a No
Action position  granted by the SEC or its staff, by a vote of the majority of a
Fund's outstanding securities.

     16. Confidentiality.  Any information or recommendations supplied by either
AssetMark or Research Affiliates, that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as AssetMark may  designate in connection  with the
RAFI(TM)Portfolio.  Nothing  in this  Agreement  shall be  construed  to prevent
Research Affiliates from giving other entities investment advice.

     17. Use of Research Affiliates' Name and Marks.

     (a)  Name.  During  the  term  of  this  Agreement,  AssetMark  shall  have permission to use Research  Affiliates'  name in the marketing of the Funds, and agrees to furnish Research  Affiliates at its principal office all Prospectuses, proxy  statements  and reports to  shareholders  prepared  for  distribution  to shareholders of the Funds or the public,  which refer to Research  Affiliates in any way.

     (b)  Marks.  During  the  term  of this  Agreement,  AssetMark  shall  have permission to use Research  Affiliates' marks,  including without limitation the marks set forth on Appendix B, in the marketing of the Funds. More specifically,
Research  Affiliates  grants to AssetMark  the  non-exclusive,  non-transferable license  and right to use,  under the  common  law and  under the  auspices  and privileges  provided  by any  registrations  during the term of this  Agreement,
Research  Affiliates'  marks in  connection  with the  marketing  of the  Funds.
Research  Affiliates and AssetMark  acknowledge the legal obligation placed upon
Research  Affiliates  to  control  closely  the use of its  marks by  AssetMark.
Therefore,  AssetMark  shall use Research  Affiliates'  marks only in accordance with the guidance and directions  furnished to AssetMark by Research Affiliates, or its  representatives  or agents,  from time to time,  if any,  but always the quality  of  the  services  offered  in  connection  with  the  marks  shall  be satisfactory  to Research  Affiliates  or as specified  by Research  Affiliates.
AssetMark agrees to furnish Research  Affiliates at its principal office samples of all  literature,  brochures,  signs,  and  advertising  material  prepared by
AssetMark using one or more of Research Affiliates' marks.

     18.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

                    (a)  If to AssetMark:
                         AssetMark Investment Services, Inc.
                         2300 Contra Costa Blvd., Suite 600
                         Pleasant Hill, CA 94523-3967
                         Attn: Ronald  D. Cordes

                    (b)  If to Research Affiliates:
                         Janine Nesbit, Principal
                         Research Affiliates, LLC
                         155 N. Lake Avenue, Suite 900
                         Pasadena, CA  91101

     19. Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to conflict of law principles; provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     20. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     21. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     22. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Funds for which Research Affiliates provides investment  management services and as are listed on Exhibit A to this Agreement.

     23. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                    ASSETMARK INVESTMENT SERVICES, INC.

                                    By:__________________________________
                                    Name: Ronald D. Cordes
                                    Title: Chairman

                                    RESEARCH AFFILIATES, LLC

                                    By:__________________________________
                                    Name:
                                    Title:

EXHIBIT A

SUBADVISORY AGREEMENT

BETWEEN ASSETMARK INVESTMENT SERVICES, INC.
AND RESEARCH AFFILIATES, LLC

Effective ____________________

AssetMark Fundamental Index(TM)Large Company Growth Fund
AssetMark Fundamental Index(TM)Large Company Value Fund
AssetMark Fundamental Index(TM)Small Company Growth Fund
AssetMark Fundamental Index(TM)Small Company Value Fund
AssetMark Fundamental Index(TM)International Equity Fund

FEE SCHEDULE

         ASSETS                                      COMPENSATION

In  addition,  Research  Affiliates  agrees  to  pay  50%  of  the  fees  of any discretionary  sub-advisor  AssetMark  hires to implement the Funds'  investment strategy and effect related securities transactions, provided that the selection of such  sub-advisor  is subject  to  approval  of  Research  Affiliates,  which approval shall not be unreasonably withheld.

 EXHIBIT B

_______________________________________________

FORM ADV

(To be attached)